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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 1995, which appears on page 19 of the 1994 Financial Report of American Management Systems, Incorporated, which is incorporated by reference in American Management Systems, Incorporated's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 9 of such Annual Report on Form 10-K.



/S/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Washington, D.C.
January 24, 1996